Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Crown Castle Inc. of our report dated March 14, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Crown Castle Inc.'s Annual Report on Form 10-K for year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
November 13, 2025